Bond Purchase, L.L.C.
                              104 Armour Road
                     North Kansas City, Missouri 64116

                                                                 October 5, 2001


        During this time of national grief, Bond Purchase would like to extend our deepest sympathies to the families, friends and associates of the victims of this tragic event.
                                                          David L. Johnson


Dear Fellow Limited Partner:

     In its August 22, 2001 letter to you, NAPICO boldly claimed we could not describe the "Numerous Questionable Transactions" we uncovered during our review of the Partnership books and records. What NAPICO failed to tell you was that it vigorously argued before the court to limit our dissemination of any information contained in the approximately 300 boxes of records we received.

     Contained in an August 31, 2001 letter from NAPICO's attorneys addressed to the Honorable Gregory C. O'Brien, Jr., Los Angeles Superior Court, a public document, NAPICO asserts in part that:

     o "On August 21, 2001 the parties  [representatives  for Bond  Purchase and
       NAPICO]   appeared   before  the  court..."  to  modify  the  preliminary
       injunction dated July 6, 2001.("PI Order" );

     o "Included within the PI Order was a protective order that PREVENTED Bond Purchase from disseminating documents it obtained from its inspection of the REAL Partnerships' book and records..." [Emphasis added];

     o "Bond Purchase ... wishes to desseminate certain information that it has gathered from its inspection of the books and records of the REAL Partnerships at issue in this case to its fellow limited partners." [Emphasis added] ; and

     o "This letter..." [to the court on behalf of NAPICO] is "...additional briefing material on the issue of whether a limited partner has the right to disseminate information..."


     NAPICO's letter to the Court goes on to argue:

     o "Bond Purchase's request to modify the PI Order should therefore be denied."

     o "...it is respectfully submitted that the Court ordered restrictions on Bond Purchase's ability to do so remain in place.";

     o "The limitations the Court placed on Bond Purchase's ability to use this information are reasonable and appropriate in this circumstances.";

     o "Bond Purchase has not demonstrated any reason why these limitations are unreasonable or inappropriate."

     o "The Order should stand in its current form."

     o "Bond Purchase should not be given the benefit of the doubt by this court."

     o "It [Bond Purchase] made no showing that any of its fellow limited partners have any interest in the information it wishes to disseminate."; and

     o "...Bond Purchase's request should be denied and the PI Order should remain unchanged."


                   HAVING THEIR CAKE AND EATING IT TOO.

     We hope it is clear to limited partners that we would like nothing more than to describe the "Numerous Questionable Transactions" we have uncovered. In fact, we have prepared a 22-page document containing questionable transactions, remaining unanswered questions, and our analysis of the books and records of the Partnership. Furthermore, we hope it is clear to limited partners why we cannot release our findings to you. NAPICO has argued before the Court to prohibit our dissemination of our findings while complaining to you that we have failed to identify these serious and questionable breaches of fiduciary duty by NAPICO.

     We hope you see NAPICO's subterfuge for what it is: A clear attempt to continue in its efforts to avoid full disclosure while seeking desperately to maintain its lucrative management position. We believe such tactics are cause enough to replace NAPICO as the general partner.

     Our request to modify the PI Order was denied on September 14, 2001. We will now amend our current lawsuit to include additional breaches of fiduciary duty. These additional claims arise from the findings of our expert's review of the books and records. As we cannot communicate specific information from our review to limited partners, we are forced to bring the following issues to the Court's attention:

     o self dealing;

     o improperly taking management fees;

     o charging excessive management fees;

     o improperly reimbursing the general partners and/or its affiliates;

     o taking and charging improper administrative fees; o taking and charging improper reimbursements; and o improperly withholding cash that should be distributed to the limited partners.

     We will continue to keep you advised of our progress with the Court and our pending lawsuit. We also intend to bring you additional information regarding the status of the pending class action lawsuit against NAPICO. The pending class action lawsuit was initiated by several of your fellow limited partners who are unaffiliated with Bond Purchase. Their claims arise out of the sale of Partnership assets to a NAPICO affiliate in 1998.

     We are dismayed that NAPICO would stoop to what we believe is a deceptive action in an effort to have you read its material. NAPICO's most recent letter to you was sent in an envelope describing its contents as "TAX INFORMATION" in an attempt to grab your attention. We urge you to reject NAPICO; its underhanded tactics, its stonewalling, its deceit and its failed management of your Partnership.

     Enclosed for your review is a History of Century Hillcreste. This brief history of Century Hillcreste will highlight the tactics used by NAPICO in the past. We believe that the tactics employed by NAPICO to maximize its gain at the expense of the limited partners are similar to the problems we have uncovered in the REAL VI Partnership. It appears to us that with regard to NAPICO, past performance is a guarantee of future problems. The history of Century Hillcreste and REAL VI clearly demonstrate a pattern to us. We hope that you will reject NAPICO's attempt to continue to maximize its gain at your expense by voting for a change by voting to replace NAPICO with Bond Purchase's affiliate, New G.P.

     Our plan for the Partnership is to:

     o distribute the excessive cash held by NAPICO - your cash;

     o negotiate the sale of the Partnership's remaining assets to unaffiliated third parties thereby maximizing your return;

     o liquidate the Partnership on or before December 31, 2004 (currently, the Partnership can continue until 2032); and

     o reduce management fees by 10% until such time as the Partnership is liquidated.

     We urge you to support this plan by voting FOR proposals 1 and 2 on the enclosed GREEN consent form.

     Due to the constant delaying tactics of NAPICO and our continuing desire to get at the truth, we have extended our solicitation until November 15, 2001. If you have executed a valid GREEN consent by marking, dating and signing exactly as your name appears on the Partnership's registration, including your title as trustee or corporate officer if appropriate AND HAVE NOT SIGNED A REVOCATION, you do not need to sign a new GREEN consent form. If you have any doubt whether or not you have ever executed a white consent revocation, please take this opportunity to mark, sign and date the enclosed GREEN consent form.

     If you have not voted, please take this opportunity to mark, sign, date and return the enclosed GREEN consent form in the postage paid envelope provided. If you inadvertently signed a NAPICO consent revocation, you have every right to change your vote. Properly executing a GREEN consent form to remove NAPICO and elect New G.P., L.L.C. as the new general partner will replace your prior vote. Only your latest dated, properly executed consent form will be voted.

     If you need additional information, please call N.S. Taylor & Associates, Inc. who is assisting us with this solicitation. They can be reached toll free at 1.800.711.8662 and will answer any additional questions you may have.

     This letter is being mailed to all unitholders on or about October 5, 2001.

                                                Very Truly Yours,

                                                Bond Purchase, L.L.C.



                            ---- IMPORTANT ----


        Please be sure to mark, sign, date and return your GREEN consent form. We urge you not to sign any consent card which is sent to you by Real Estate Associates Limited VI. If you execute a white consent card it will invalidate your consent to remove the general partners.

                WE URGE YOU NOT TO SIGN A WHITE CONSENT CARD.

        If you have questions or need assistance in voting your units, please contact N.S. Taylor & Associates, Inc. who is assisting us with this matter:

                      N.S. Taylor & Associates, Inc.

                              1.800.711.8662

                  You may also fax your completed consent
                         TOLL FREE 1.866.470.4300

                        History of Century Hillcreste
                      ("Century" or the "Partnership")

October 1988        Investors buy units of Century Hillcreste

June 1995           Los  Angeles   Superior  Court  o  A  lawsuit  is  filed  by
                    Hillcreste  Properties  Inc. and others  against  CooGeneral
                    Partner NAPICO and its affiliates.

August 1995         NAPICO  enters into a Memorandum of  Understanding  with its
                    CooGeneral Partner, Hillcreste Properties, Inc., on behalf of the Partnership:

                    o NAPICO will  compensate  the  Partnership  and its Limited
                      Partners for payments that were not made on a timely basis for the years 1991, 1992 and 1993, including $135,000 which represents interest;

                    o Casden  Properties will pay to the  Partnership  $350,000, representing the amount of a Real Estate tax rebate, which had previously been offset against amounts due from Casden Properties;

                    o NAPICO agrees that it and its  affiliates  will pay to the
                      Partnership any amounts properly determined to be owed to the Partnership as a result of an analysis of the books and records of the Partnership, including the master disbursement account maintained by the Partnership's property management company, Mayer Management, Inc., a NAPICO affiliate;

                    o a   NAPICO    affiliate   will    relinquish    management
                      responsibility for the Hillcreste property which will be transferred to an independent property management company away from the NAPICO affiliate;

                    o the Partnership will employ an independent Cash Manager to manage the bank accounts and reserves, distributions to the Limited Partners and other accounts payable; and

                    o the Partnership will reimburse Hillcrests Properties, Inc.
                      $150,000  for   professional   fees  incurred  during  the
                      Memorandum of Understanding.

June 1997           NAPICO IS CENSURED BY THE SECURITIES COMMISSION

                    o NAPICO  enters  into a  consent  decree  with the  SEC,  3 members of NAPICO's senior management and 3 affiliated entities in connection with their roles in two separate series of securities violations, including paying the expenses of properties that were not owned by the Partnership that were managed by an affiliate. NAPICO also consents to cease and desist from committing securities violations, and to pay $100,000 in penalties.

June 1998           NAPICO  solicits  limited  partners  to  sell  assets  to an affiliate without listing the property for sale to third parties.

July 1999           Actual  proceeds  from  the June  1998  sale of  assets  are reduced by $1,572,434 due to an undisclosed payment to a NAPICO affiliate. The disclosure is made one year later on the July 1999 Form 10oQ.

June - Aug. 1999    Bond  Purchase   demands  an   explanation  of  the  reduced
                    distribution and asks for access to the Books and Records of the Partnership.

April 2001          Bond Purchase sues NAPICO et al. for:

                    o Access to Books and Records

                    o Breach of Contract

                    o Breach of Fiduciary Duty

                               (Form of Consent)
                        Real Estate Associates Limited VI
              a California Limited Partnership (the "Partnership")

                           CONSENT OF LIMITED PARTNER

          THIS CONSENT IS SOLICITED ON BEHALF OF BOND PURCHASE, L.L.C.

     LIMITED PARTNERS WHO RETURN A SIGNED CONSENT BUT FAIL TO INDICATE THEIR APPROVAL OR DISAPPROVAL AS TO ANY MATTER WILL BE DEEMED TO HAVE VOTED TO APPROVE SUCH MATTER. THIS CONSENT IS VALID FROM THE DATE OF ITS EXECUTION UNLESS DULY REVOKED.

              THIS CONSENT CARD WILL REVOKE ANY PREVIOUSLY EXECUTED
                             REVOCATION OF CONSENT.

     The undersigned has received the Consent Solicitation Statement dated June 8, 2001, as amended September 25, 2001 ("Consent Solicitation Statement") by Bond Purchase, L.L.C., a Missouri limited liability company ("Bond Purchase"), seeking the approval by written consent of the following proposals:

     (1) the removal of the current general partners, National Partnership Investments Corp., a California corporation and National Partnership Investment Associates, a California limited partnership; and

     (2) the continuation of the Partnership and the election of New G.P. as the new general partner of the Partnership (which is conditioned on the approval of proposal (1) above).

     Each of the undersigned, by signing and returning this Consent, hereby constitutes and appoints Bond Purchase, acting through its officers and employees as his or her attorney- in-fact for the purposes of executing any and all documents and taking any and all actions required under the Partnership Agreement in connection with this Consent and the Consent Solicitation Statement or in order to implement an approved proposal; and hereby votes all limited partnership interests of the Partnership held of record by the undersigned as follows for the proposals set forth above, subject to the Consent Solicitation Statement.

Proposal                                         FOR     AGAINST    ABSTAIN
1. Removal of General Partners                   [ ]       [ ]        [ ]

2. Continuation of the Partnership and           [ ]       [ ]        [ ]
   election of new general partner, New G.P.

     (Please sign exactly as your name appears on the Partnership's records. Joint owners should each sign. Attorneys-in-fact, executors, administrators, trustees, guardians, corporation officers or others acting in representative capacity should indicate the capacity in which they sign and should give FULL title, and submit appropriate evidence of authority to execute the Consent)

                                            Dated: _______________________, 2001
                                                 (Important-please fill in)

                                              __________________________________
                                                               Signature / Title

                                              __________________________________
                                                               Signature / Title

                                              __________________________________
                                                                Telephone Number